Exhibit 1

Joint Filing Agreement

The undersigned hereby agree as follows:

(i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii) Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: May 3, 2013

HIGH POINT INFRASTRUCTURE PARTNERS, LLC

/s/ Daniel R. Revers
Daniel R. Revers President

MAGNOLIA INFRASTRUCTURE PARTNERS, LLC

By: High Point Infrastructure Partners, LLC Its Sole Member

/s/ Daniel R. Revers
Daniel R. Revers President

ARCLIGHT ENERGY PARTNERS FUND V, L.P.

By: ArcLight PEF GP V, LLC Its General Partner By: ArcLight Capital Holdings, LLC Its Manager

/s/ Daniel R. Revers
Daniel R. Revers Manager

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ARCLIGHT PEF GP V, LLC

By: ArcLight Capital Holdings, LLC Its Manager

/s/ Daniel R. Revers
Daniel R. Revers Manager

ARCLIGHT CAPITAL HOLDINGS LLC

/s/ Daniel R. Revers
Daniel R. Revers Manager

/s/ Daniel R. Revers
Daniel R. Revers

/s/ Robb E. Turner
Robb E. Turner

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